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                                                                    EXHIBIT 10.4


                                   AMENDMENT
                                       TO
                          JOINT DEVELOPMENT AGREEMENT

This Amendment to the Joint Development Agreement, dated January 28, 1999 by and between Honeywell International, Inc. (formerly AlliedSignal Inc.), a Delaware corporation acting through its Turbocharging Systems business unit having an address of 23326 Hawthorne Boulevard, Suite 200, Torrance, California 90505 ("Honeywell") and Turbodyne Technologies, Inc., a Delaware corporation having an address of 6155 Carpinteria Avenue, Carpinteria, California 93103 and Turbodyne Systems, Inc. a Nevada corporation its fully owned subsidiary (collectively "Turbodyne") (the "Joint Development Agreement"), is entered into by the Parties on this 15th day of December 1999, Honeywell and Turbodyne shall be referred to in this Amendment jointly as the "Parties" and individually, as appropriate, as the "Party".

                                    RECITALS

A. On even date herewith the Parties have entered into an agreement for the assignment of intellectual property rights and rights to manufacture, market and sell products in the Turbopac product line (the "Turbopac Agreement").

B. This Amendment conforms the Joint Development Agreements to the intent of the Parties in the Turbopac Agreement.

     NOW, THEREFORE, in consideration of the Covenants and promises made herein and in the Turbopac Agreement, in further consideration of the ongoing Joint Development Agreement and other good and valuable consideration, the sufficiency of which is acknowledged, the Parties agree to amend the Joint Development Agreement as follows:

1. Section 3(c) shall be amended to reflect Honeywell's assumption of rights to the Turbopac products and will read as follows:

          c. Following the execution of this Agreement, both of the Parties shall only engage in activities relating to the design, development, manufacture, licensing or marketing of the Products or pursue the development of technology relating to the Products as authorized in this Agreement or the License Agreement. Honeywell shall have all rights to manufacture, market and sell or otherwise exploit the Turbopac products as defined in Exhibit B to the License Agreement. Turbodyne shall have the exclusive worldwide right pursuant to the terms hereof to supply Components (as hereinafter defined) for the Turbopac products. Notwithstanding the foregoing, Turbodyne shall be permitted to continue design and development activities, marketing, sale or other activities relating to products outside the scope of this Joint Development Agreement and the License Agreement and AlliedSignal shall have no interest in such products or activities.

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All schedules and exhibits have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission on request.

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2.   Section 5 shall be amended to add the phrase "Honeywell shall have the right to offer employment to personnel of Turbodyne engaged in the Development Program."

3.   Section 7(a) shall be amended to read as follows:

     a. Pursuant to the License Agreement Honeywell holds the sole world wide right, subject to the license granted to Turbodyne to manufacture and sell the Component Parts as defined in 7.b below, to develop, manufacture, market and sell any electrically assisted charge air product or other engine product, including electrically assisted turbochargers and turbochargers employing an electric motor/generator for power assist/take-off, (the "Products") or employing Developed Intellectual Property as an Improvement under the License Agreement, including Turbopac products.

3. Section 7(c) shall be amended to delete Turbodyne's retention of rights to the Turbopac products and shall read as follows:


     c. Honeywell under its rights pursuant to paragraph 7.a. grants to Turbodyne a limited sublicense for the rights to manufacture and sell electrical motor assistance systems for Cummins BHT turbochargers (the "BHT Products") in the aftermarket pending development of Honeywell's capability, capacity and interest in the sale and production of these products.

All terms and provisions of the Joint Development Agreement not specifically modified or amended herein shall remain in full force and effect. The Joint Development Agreement shall be interpreted to be in conformance with the terms and provisions of the Turbopac Agreement, which shall take precedence if any conflict shall arise.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


Honeywell International Inc.                 Turbodyne Systems, Inc.
Turbocharging Systems


By: /s/  JEFFREY SINCLAIR                    By: /s/ GERNARD E. DELP
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Name: Jeffrey Sinclair                       Name: Gernard E. Delp
Title: President                             Title: President


                                             Turbodyne Technologies, Inc.

                                             By: /s/ GERNARD E. DELP
                                                 -----------------------
                                             Name: Gernard E. Delp
                                             Title: CEO

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